GREENLIGHT RE ANNOUNCES PRELIMINARY
FIRST QUARTER 2020 RESULTS

GRAND CAYMAN, Cayman Islands - April 13, 2020 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”), a global specialty property and casualty reinsurer headquartered in the Cayman Islands, today announced preliminary, unaudited financial estimates of its results of operations for the quarter ended March 31, 2020.

On a preliminary estimated basis:

The Company expects its results of operations for the quarter ended March 31, 2020 to reflect:

–	A net loss of $38 million to $43 million or ($1.05) to ($1.19) per fully diluted share.

–	Net premiums written of $107 million to $112 million

–	Net premiums earned of $109 million to $114 million

–	An underwriting loss of $1 million to an underwriting gain of $4 million

–	A composite ratio of 96% to 100%

–	A combined ratio of 97% to 101%

–	An investment loss in the Solasglas Investments, LP (“SILP”) fund of $42.2 million, representing a loss of 8.1% for the quarter as previously reported

The Company expects a fully diluted book value per share as of March 31, 2020 of $11.56 to $11.69.

Further, management has been advised by SILP’s general partner that the fund generated an investment loss on the Company’s funds invested in SILP for the period from April 1, 2020 to April 10, 2020 of -0.2% which represents an estimated investment loss (net of fees and expense) to the Company of $0.9 million.

The preliminary financial and other data set forth above has been prepared by and is the responsibility of Greenlight Re’s management. The foregoing information and estimates have not been compiled or examined by our independent registered public accounting firm nor have our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance of such information. In addition, the foregoing information and estimates are subject to revision as the Company prepares its condensed consolidated financial statements and other disclosures as of and for the three months ended March 31, 2020, including all disclosures required by U.S. GAAP. Because the Company has not completed its normal quarterly closing and review procedures for the three months ended March 31, 2020, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for the three months ended March 31, 2020 may differ materially from these estimates. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results to be achieved for any future period. See "Forward-looking Statements." These estimated results of operations should be read together with subsequent filings and announcements, including any subsequent press release announcing the Company’s earnings for the three months ended March 31, 2020 and our unaudited condensed consolidated financial statements and related notes to be filed on Form 10-Q on or before May 11, 2020.

Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, rating agency actions, COVID-19, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces.  The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded.  With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:

Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Fully diluted book value per share is considered a non-GAAP financial measure and represents basic book value per share combined with any dilutive impact of in-the-money stock options and restricted stock units (“RSUs”) issued and outstanding as of any period end. In addition, the fully diluted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted book value per share over the long term.

The following table presents a reconciliation of the estimated non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure.

	March 31, 2020
	($ in millions, except per share and share amounts)
	Low	High
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic book value per share)	$434	$439
Add: Proceeds from in-the-money stock options issued and outstanding	—	—
Numerator for fully diluted book value per share	$434	$439
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding (denominator for basic book value per share)	37,434,244	37,434,244
Add: In-the-money stock options and RSUs issued and outstanding	116,722	116,722
Denominator for fully diluted book value per share	37,550,966	37,550,966
Basic book value per share	$11.59	$11.73
Fully diluted book value per share	$11.56	$11.69

(1) All unvested restricted shares, including those with performance conditions, are included in the “basic” and “fully diluted” denominators. As of March 31, 2020, the number of unvested restricted shares with performance conditions was 501,989.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) relating to deposit-accounted contracts, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment related income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and allowance for credit losses; (3) corporate general and administrative expenses; (4) interest expense and (5) income taxes. We exclude total investment related income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of estimated net underwriting income (loss) to estimated income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended March 31, 2020
	($ in millions)
	Low	High
Income (loss) before income tax	$(42)	$(37)
Add (subtract):
Investment related (income) loss, corporate expenses, interest expense and other non-underwriting expenses	41	41
Net underwriting income (loss)	$(1)	$4